                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                                   UNIFI, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEW YORK                                             11-2165495
---------------------------------                            -------------------
  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                            7201 WEST FRIENDLY AVENUE
                             GREENSBORO, N.C. 27410
           -----------------------------------------------------------
           (Address of Principal Executive Office, including Zip Code)

                    1999 UNIFI, INC. LONG-TERM INCENTIVE PLAN
                    -----------------------------------------
                            (Full title of the plan)

                                CHARLES F. MCCOY
                     CORPORATE SECRETARY AND GENERAL COUNSEL
                                   UNIFI, INC.
                            7201 WEST FRIENDLY AVENUE
                             GREENSBORO, N.C. 27410
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (336) 294-4410
          -------------------------------------------------------------
          (Telephone number, including area code, of agent for service)




               (the cover page is continued on the following page)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

                                                      Proposed         Amount
   Title of          Amount         Proposed          maximum            of
  securities          to be      Maximum offering    aggregate      registration
To be registered   registered    price per share   offering price       fee
--------------------------------------------------------------------------------

Common Stock
$.10 par Value     6,000,000 (1)   $11.3493(2)   $68,095,961.25 (2)   $17,977.33
--------------------------------------------------------------------------------

(1) Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock stated above, such additional shares to be offered or issued to prevent dilution as a result of the anti-dilution provisions of the employee benefit plan described herein.

(2) The Proposed Maximum Offering Price Per Share and the Proposed Maximum Aggregate Offering Price are as follows:


                                                                                       Proposed Maximum Aggregate Offering Price
-------------------------------------------------------------------------------------  -----------------------------------------
3,810,568 shares presently not granted under the Plan are valued pursuant to           $42,273,488.75
Rule 457(c) at the average of the high and low prices reported in the consolidated reporting system on August 1, 2000 at 11.09375 per share.

-------------------------------------------------------------------------------------  -----------------------------------------
754,650 options and stock grants with an option or grant price of $11.1875 per share.  $ 8,442,646.88

-------------------------------------------------------------------------------------  -----------------------------------------
633,139 options with an exercise price of $11.85875 per share.                         $ 7,508,237.12

-------------------------------------------------------------------------------------  -----------------------------------------
633,128 options with an exercise price of $12.53 per share.                            $ 7,933,093.84

-------------------------------------------------------------------------------------  -----------------------------------------
82,649 options and stock grants with an option or grant price of 12.15625              $ 1,004,701.91

-------------------------------------------------------------------------------------  -----------------------------------------
85,866 stock grants with a grant price of $10.875 per share.                           $   933,792.75

-------------------------------------------------------------------------------------  -----------------------------------------
Total Proposed Maximum Aggregate Offering Price                                        $68,095,961.25
-------------------------------------------------------------------------------------  -----------------------------------------





               The Exhibit Index appears after the Signature Page
                         of this Registration Statement.






                          (continuation of cover page)

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS



ITEM 1.  PLAN INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

              -----------------------------------------------------


* The information required by Part I to be contained in the Section 10(a) Prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the "Note" to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

         The following documents previously filed by Unifi, Inc. ("Unifi" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in the Registration Statement:

         (a)      Unifi's Annual Report on Form 10-K for the year ended June 27,
                  1999;

         (b) Unifi's Quarterly Reports on Form 10-Q for the quarters ended September 26, 1999, December 26, 1999, and March 26, 2000, respectively;


         (c) The description of Unifi's Common Stock, $.10 par value, contained in its Form 8-K as Item 5 (Other Events) filed with the Commission on November 5, 1998.

         All documents subsequently filed by the Company pursuant to Sections 13
(a), 13 (c), 14 and 15 (d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's Bylaws provide that the Registrant shall indemnify a director, officer or employee of the Registrant who is a party to or is threatened to be made a party to any proceeding or action against all expenses, liability and loss reasonably incurred in connection with such a proceeding, to the fullest extent authorized by the New York Business Corporation Law, except that the Registrant may not indemnify a director, officer or employee for expenses in connection with a proceeding that such director, officer or employee initiated unless the Registrant authorized the proceeding. Section 721 of the New York Business Corporation Law prohibits indemnification of directors and officers if (i) in a judgment against the director or officer or in another final adjudication adverse to him it is determined that such director or officer either acted in bad faith or acted with deliberate dishonesty, and his actions were material to the adjudication, or (ii) the director or officer personally gained a financial profit or other advantage to which he was not entitled.

         Pursuant to the Registrant's Certificate of Incorporation, a director of the Registrant is generally not subject to monetary damages for negligence and gross negligence, including grossly negligent business decisions involving takeover proposals for the Registrant, in the performance of the director's duty of care. Other remedies, such as injunctive relief against, and rescission of actions taken by, the director is still available. A director remains liable for monetary damages, however, if (i) the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of the law; (ii) the director personally gained a financial profit or other advantage to which the director was not legally entitled; or (iii) the director's acts violated laws of the New York Business Corporation Law relating to the payment of dividends, purchase of shares or distributions of assets after dissolution.

         The foregoing is only a general summary of certain aspects of New York law dealing with indemnification and liability of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the relevant statutes, which contain detailed, specific provisions regarding the circumstances under which and the person for whose benefit indemnification shall or may be made.

         As authorized by the Bylaws and by statute, the Registrant has purchased liability insurance policies providing an aggregate of $40,000,000 coverage for all directors and officers of the Registrant and providing for reimbursement to the Registrant for payments made on behalf of directors and officers pursuant to the indemnification provisions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The following Exhibits are filed with or incorporated by reference in this Registration Statement:

     EXHIBIT NO.
  (PER TABLE I IN
ITEM 601 OF REG S-K)            DESCRIPTION OF EXHIBIT
--------------------            ----------------------

         4.1 Specimen Certificate of Unifi, Inc.'s common stock, filed as Exhibit 4(a) to the Registration Statement on Form S-1, (Registration No. 2-45405) which is incorporated herein by reference.

         5.1 Opinion of Charles F. McCoy, Esq. of the Company as to legality of securities being registered.


        23.1 Consent of Charles F. McCoy, Esq. of the Company (included in Exhibit 5.1).

        23.2            Consent of Ernst & Young LLP.

        24.1 Power of Attorney (included with the signature page to this Registration Statement).

        99.1            1999 Unifi, Inc. Long-Term Incentive Plan.

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on August 7, 2000.


                                           UNIFI, INC.


                                               /s/ WILLIS C. MOORE, III
                                           By: ---------------------------------
                                               Willis C. Moore, III
                                               Executive Vice President and
                                               Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each of Unifi, Inc. and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints Willis C. Moore, III and Charles
F. McCoy, and each of them acting individually, its and his true and lawful attorneys, with power to act without any other and with full power of substitution, to execute, deliver and file in its or his name and on its or his behalf, and in each of the undersigned Officers' and Directors' capacity or capacities as shown below, (a) a Registration Statement on Form S-8 (including a reoffering prospectus prepared in accordance with Form S-3 if said Attorneys deem the filing of the same to be appropriate) (or other appropriate form) and all other documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments to the foregoing (hereinafter called the "Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended, of such number of shares as may be necessary to fully register the 1999 Unifi, Inc. Long-Term Incentive Plan, and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by the Registration Statement under such securities laws, regulations and requirements as may be applicable; and each of Unifi, Inc. and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Unifi, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his capacity or capacities as aforesaid and each of Unifi, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its or his signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendment and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support hereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                 Title                              Date
         ---------                 -----                              ----

G. ALLEN MEBANE          Chairman of the Board of Directors       August 7, 2000
----------------------
G. Allen Mebane, IV


BRIAN R. PARKE           President, Chief Executive Officer       August 7, 2000
----------------------   (Principal Executive Officer) and
Brian R. Parke           Director


G. ALFRED WEBSTER        Executive Vice President and Director    August 7, 2000
----------------------
G. Alfred Webster


JERRY W. ELLER           Director                                 August 7, 2000
----------------------
Jerry W. Eller


ROBERT A. WARD           Director                                 August 7, 2000
----------------------
Robert A. Ward


CHARLES R. CARTER        Director                                 August 7, 2000
----------------------
Charles R. Carter


KENNETH G. LANGONE       Director                                 August 7, 2000
----------------------
Kenneth G. Langone


DONALD F. ORR            Director                                 August 7, 2000
----------------------
Donald F. Orr


J.B. DAVIS               Director                                 August 7, 2000
----------------------
J.B. Davis


                         Director
----------------------
R. Wiley Bourne, Jr.


RICHARD GREENBURY        Director                                 August 7, 2000
----------------------
Sir Richard Greenbury

                                    EXHIBITS

                                INDEX TO EXHIBITS




     EXHIBIT NO.
  (PER TABLE I IN
ITEM 601 OF REG S-K)                 DESCRIPTION OF EXHIBIT
--------------------                 ----------------------

         4.1* Specimen Certificate of Unifi, Inc.'s common stock, filed as Exhibit 4(a) to the Registration Statement on Form S-1, (Registration No. 2-45405) which is incorporated herein by reference.

         5.1 Opinion of Charles F. McCoy, Esq. of the Company as to legality of securities being registered.

        23.1              Consent of Charles F. McCoy, Esq. of the Company.
                          (included in Exhibit 5.1).

        23.2              Consent of Ernst & Young LLP.

        24.1 Power of Attorney (included with the signature page to this Registration Statement).

        99.1              1999 Unifi, Inc. Long-Term Incentive Plan.









* Incorporated by reference